EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed September 28, 1995) and related Prospectus of Transamerica Corporation for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 15, 1995 with respect to the consolidated financial statements and schedules of Transamerica Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP


San Francisco,
California September 26, 1995